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                                                                   Exhibit 10.50


                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                                 REVOLVING NOTE


                                                               February 11, 1998


            Cambridge Energy Research Associates, Inc., a Massachusetts corporation (the "Company"), for value received, hereby promises to pay on demand (subject to the limitations set forth below) and from time to time to McCarthy, Crisanti & Maffei, Inc., a New York corporation ("MCM" or the "Lender"), the principal amount of the lesser of (a) five million U.S. dollars ($5,000,000) and (b) the aggregate unpaid principal amount under this Revolving Credit Note ("Note"), with interest. Payments of principal and interest shall be payable as set forth below, and made in lawful money of the United States of America to such account as the Lender shall designate from time to time. Capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Credit Agreement, dated as of February 12, 1998, among MCM, as Borrower, Global Decisions Group LLC (the "Parent"), as Guarantor, Bank of America N.T. & S.A., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, (the "Credit Agreement").

1. Payments of Principal. The Company shall repay the Principal Amount, upon the demand of the Lender; provided, however, that (i) no demand shall be made by the Lender until five (5) days have elapsed from the date hereof, and (ii) the lender shall not demand payment and the Lender shall demand payment and the Company shall not be obligated to repay any principal hereunder prior to June 30, 2000, unless any demand for payment by the Lender is authorized by the Board of Directors of the Parent (the "Board").

 2. Final Maturity. Notwithstanding anything contained herein, this Note shall mature and the Principal Amount and interest shall be paid by the Company to the Lender on February 1, 2008.

3. Payment of Interest. Interest will accrue on the outstanding principal amount of this Note and unpaid interest thereon at a rate equal to the rate attributable from time to time to the Term Notes under the Credit Agreement. All
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interest shall be payable quarterly, in arrears, on the Interest Payment Dates, provided, however, that (i) no demand shall be made by the Lender until five (5) days have elapsed from the date hereof, and (ii) interest shall accrue but shall not be paid by the Company prior to June 30, 2000, unless such payment is demanded by the Lender upon authorization by the Board.
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Interest on unpaid principal and interest shall accrue and compound quarterly from the date hereof until all obligations hereunder are repaid in full by the Company.

4. Security. This Note is entitled to the benefits of collateral granted to the Lender by the Company pursuant to the Collateral Agreement (the "CERA Collateral Agreement"), dated February 11, 1998, between the Lender and the Company and the Trademark Security Agreement (the "CERA Trademark Security Agreement"), dated February 11, 1998 between the Lender and the Company (the CERA Collateral Agreement and the CERA Trademark Security Agreement, collectively, the "CERA Security Agreements").

5. Events of Default. The principal amount of this Note and all accrued but unpaid interest thereon shall become immediately due and payable upon the occurrence of any of the following events (each, an "Event of Default"):

                        (a) upon notice from the Lender, if the Company shall
            default in the payment of principal or interest on this Note when due, as provided in Sections 1 and 2 hereof or a default of the covenant contained herein; or

                        (b) (i) the Company shall commence any case, proceeding
            or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry or an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the
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            entry thereof; (iv) the Company shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or
            (iii) above; or (v) the Company shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due.

                        (c) There shall have been an Event of Default under the Demand Term Note, dated the date hereof, made by the Company to the Lender (the "Term Note"); or

                        (d) There shall have been a Default under Section 9 of the Credit Agreement and the Loans thereunder shall have been declared due and payable;

Upon any of the circumstances described in paragraphs 5(b) or 5(d), all unpaid principal and interest (including interest thereon) of this Note shall automatically and immediately become due.

6. Representations and Warranties of the Company. To induce the Lender to make the loan evidenced hereby, the Company hereby represents and warrants to the Lender that:

                        (a) The audited balance sheets of the Company as of June 30, 1995, 1996 and 1997 and the audited statements of earnings, statements of shareholders' equity and statements of cash flows for the years ended June 30, 1995, 1996, and 1997 have heretofore been furnished to the Lender. The unaudited interim financial statements of the Company for the three-month period ended September 30, 1997, have heretofore been furnished to the Lender. Such financial statements (including the notes thereto) in the case of the financial statements described in the first sentence of this section (i) have been audited by KPMG Peat Marwick LLP, (ii) except in the case of unaudited financial statements described in the second sentence of this section, for the absence of footnotes, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of such dates and for such periods (except for normal year-end audit adjustments). During the period from June 30, 1997 to and including the date hereof, except as provided in the Transaction Documents, there has been no sale, transfer or other disposition by the Company, and no purchase or other acquisition by it of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Company which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in a writing to the Lender on or prior to the date hereof.

                        (b) As of the date hereof, after giving effect to the consummation of the Transactions, the Company is Solvent.

                        (c) The Company (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such power and authority or legal right would not be reasonably expected to have a material adverse effect on the business, assets, operations, property, condition (financial or otherwise) or prospects of the Company, (a "Material Adverse Effect"), (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (iv) is in compliance with All Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have Material Adverse Effect.

                        (d) The Company has the corporate power and authority, and the legal right, to make, deliver and perform under this Note and the Transaction Documents, to obtain extensions of credit hereunder and under the Revolving Note (this note and the Revolving Note, collectively, the "Notes") and has taken all necessary corporate action to authorize the execution, delivery and performance of the Notes and the Transaction Documents and to authorize the extensions of credit on the terms and conditions contained in the Notes. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents or with the extensions of credit under the Notes, except for (i) consents, authorizations, notices and filings required to be obtained or made on or prior to the date hereof and described in Schedule 1, all of which, unless noted in Schedule 1, have been obtained or made on or prior to the Effective
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Date, (ii) filings to perfect the Liens created by the CERA Security Agreements,
(iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), in respect of Accounts Receivable of the Company the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make which would reasonably be expected to have a Material Adverse Effect. This Note has been duly executed and delivered by the Company and the Transaction Documents have been or will be duly executed and delivered on behalf of the Company. This Note constitutes a legal, valid and binding obligation of the Company and each Transaction
Document, as executed and delivered does constitute, or when executed and delivered, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

                        (e) The execution, delivery and performance of the Notes and the Transaction Documents by the Company, the extensions of credit hereunder and the use of the proceeds thereof (i) will not violate any Requirement of Law or Contractual Obligation of the Company in any respect that would reasonably be expected to have a Material Adverse Effect and (ii) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by the CERA Collateral Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                        (f) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its properties or revenues (i) which is so pending or threatened at any time on or prior to the date hereof and relates to the Notes, the CERA Security Agreements, the Transaction Documents or any of the transactions contemplated hereby or thereby or (ii) which would reasonably be expected to have a Material Adverse Effect.

                        (g) The Company is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing.

                        (h) The Company has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property other than any failure to have such title to or interest in such property that would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except for Liens permitted by the CERA Collateral Agreement.

                        (i) The Company owns, or has the legal right to use, all United States trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company does not infringe on the rights of any Person, except for claims and infringements which in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                        (j) No Requirement of Law or Contractual Obligation of the Company would be reasonably expected to have a Material Adverse Effect.

                        (k) The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (i) all taxes shown to be due and payable on such returns and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge (other than any (A) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or
(B) taxes, fees or other charges in the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to reserves in conformity with GAAP have been provided on the books of the Company).
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                        (l) No part of the proceeds of the extensions of credit
under the Notes will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation G, Regulation T or Regulation X of the Board.

                        (m) During the five year period prior to the date hereof, with respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) the occurrence of a Reportable Event; (ii) the occurrence of an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) the occurrence of any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) the creation of a Lien on the property of the Company in favor of the PBGC or a Plan; (vi) the existence of any Underfunding with respect to any Single Employer Plan; (vii) the occurrence of a complete or partial withdrawal from any Multiemployer Plan by the Company or any Commonly Controlled Entity; (viii) the incurrence of any liability by the Company or any Commonly Controlled Entity under ERISA if, as a result of the withdrawal by the Company or any such Commonly Controlled Entity from any Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (ix) the Reorganization or Insolvency of any Multiemployer Plan. There have been no transactions that resulted or could result in any liability to the Company or any Commonly Controlled Entity under Section 4069 or ERISA or Section 4212(c) of ERISA.

                        (n) Except with respect to (i) Liens on equipment constituting fixtures, (ii) any reserved rights of the United States government as required under law, (iii) Liens upon Trademarks and Trademark Licenses (as such terms are defined in the Guarantee and Collateral Agreement) to the extent that (A) such Liens are not otherwise perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States and Trademark Office or (B) such Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company, (iv) Liens on uncertificated securities, (v) Liens on collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or Accounts Receivable on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (vii) Liens on Proceeds of Accounts Receivable, until transferred to or deposited in the Collateral Proceeds Account (if any), and (viii) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Lender by the Company on the date hereof in the jurisdictions listed on Schedule 2 hereto (which financing statements are in proper form for filing in such jurisdictions) (and the recording of the CERA Trademark Security Agreement in the PTO and the making of filings after the date hereof in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Lender of all Instruments, Chattel Paper, Investment Property and Documents a security interest in which is or may be perfected by possession, the Liens created pursuant to the CERA Collateral Agreement, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such CERA Security Agreements (but as to the Copyrights and the Copyright Licenses (as defined in the CERA Collateral Agreement) and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Lender, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the CERA Collateral Agreement, and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction and except to the extent that recording of an assignment or other transfer of title to the Lender in the United States Patent and Trademark Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Note, capitalized terms which are used in this subsection (j) and not defined in this Note or the Credit Agreement are so used as defined in the CERA Collateral Agreement.

                        (o) Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:
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                        (1) The Company: (i) is, and within the period of all
            applicable statutes of limitation has been, in compliance with all applicable Environmental Laws and (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by it and reasonably expects to timely obtain without material expense all such Environmental Permits required for planned operations

                        (2) Materials of Environmental Concern have not been
            transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Company or at any other location, which could reasonably be expected to (i) give rise to liability of the Company under any applicable Environmental Law or
            (ii) impair the fair saleable value of any real property owned by the Company.

                        (3) The Company has not received any written request for
            information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.

                         (4) The Company has not entered into or agreed to any
            consent decree, order or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other forum, relating to compliance with or liability under any Environmental Law.

                        (p) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company to the Lender in connection with the Transactions or this Note, taken as a whole, did not contain as of the date hereof any material misstatement of fact. It is understood that (x) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (1) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Company and (2) such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they were based, may or may not prove to be correct.

7. Covenant. The Company shall not, and shall not permit any of its Subsidiaries (if any) to, take any action that would result in a violation of any of the covenants of the Lender contained in the Credit Agreement.

8. Transfer. This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Lender or its attorney duly authorized in writing. References in this Note to the "Lender" shall mean the person in whose name this Note is at the time registered on the register kept by the Company, and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes.

9. No Modification or Waiver; Successors and Assigns. This Note may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing, duly signed by or on behalf of the Company and Lender. This Note shall be binding upon and shall inure to the benefit of the Company and the Lender and their respective successors and assigns.

10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

11. Notices. All notices, requests and other communications required or permitted to be given under this Note shall be deemed to have been duly given if
(a) personally delivered, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next day or overnight mail or delivery or (d) sent by fax as follows:

                        (i)         If to the Company to it at:

                                    20 University Road
                                    Cambridge, Massachusetts 02138
                                    Attention:  President
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                        (ii)        If to the Lender to it at:

                                    One Chase Manhattan Plaza, 37th Floor
                                    New York, New York 10005
                                    Attention:  Mr. David D. Nixon


                        (iii) If to any assignee of the Lender pursuant to paragraph 6 hereof, to such address that such assignee provides to the Company upon surrender for transfer of this Note.


                        CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.


                                           By:__________________________
                                           Name:
                                           Title:

ANNEX A



                Date                   Prepayment            Princ. Balance      Notation Made By
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